Exhibit 99.1

Home Federal Bancorp Announces 2003 Results

    COLUMBUS, Ind.--(BUSINESS WIRE)--Jan. 27, 2004--Home Federal Bancorp (the "Company") (Nasdaq:HOMF), the holding company of HomeFederal Bank of Columbus, Indiana (the "Bank"), today announced that its fourth-quarter 2003 earnings were $1,787,000. On a per share basis the results were $0.42 basic and $0.40 diluted. Earnings in the fourth-quarter of 2002 were $2,706,000, or $0.63 basic and $0.60 diluted earnings per common share.
    For the full year 2003, earnings were $9,643,000, or $2.26 basic and $2.15 diluted earnings per common share, compared to $10,501,000, or $2.41 basic and $2.30 diluted earnings per common share in 2002.
    The decrease in net income year-to-date, compared to the prior year, is attributed to tightening net interest margins due to the low rate environment in 2003 and increased operating expenses. Operating expenses for the year were up compared to the comparable year ended December 31, 2002, due to increased loan activity in the first three quarters, increases throughout the year in retirement costs, health insurance costs, compliance expenses, technology expenses and costs associated with the opening of a new branch on the south side of Indianapolis. The decrease in income for the three months ended December 31, 2003 compared to the same period ended December 31, 2002, was due to tightened net interest margins as well as the abrupt slow down of loan refinancing in the fourth quarter. Operating expenses were unchanged for the quarter ended December 31, 2003 compared to the same period ended December 31, 2002.

    Net Interest Income

    Net interest income after provision for loan loss decreased by $386,000 to $5,375,000 for the fourth quarter compared to $5,761,000 for the same period one year ago. Net interest income after provision for loan losses for 2003 decreased by $2,074,000, from $24,144,000 in 2002 to $22,070,000 for the 12-month period ended December 31, 2003. The decreases in net interest income after provision for loan losses in both periods were due to tightening net interest margins and decreases in total assets. The current low interest rate environment continues to see loan and investment rates drop more rapidly than deposit and borrowing rates. The yield on the investment portfolio has dropped because much of it was comprised of mortgage backed securities that have pre paid ahead of schedule as well as U.S. Government agency securities that had call features exercised. The loan loss provision decreased in the quarter ended December 31, 2003 compared to the quarter ended December 31, 2002 by $439,000. This decrease was due to the low number of loan charge offs the Bank has experienced in recent years. Even with the lower loan loss provision for the year, the allowance for loan losses increased by $334,000. On the liability side of the balance sheet competition for retail deposits has caused deposit rates to decline more slowly than they otherwise might have given the overall rate environment, which has also kept interest margins from widening.

    Other Income

    Other income in 2003 was $15,088,000. This represented an increase of $2,028,000 or 15.5%, over the same 12-month period ended December 31, 2002. This increase was due to several factors including the increase in gain on sale of loans of $2,099,000 in the current 12-month period compared to the same period one year ago. The increase was due to increased refinancing activity and corresponding loan sales. Additional increases in service fees on deposit accounts and insurance, annuity and other fees were offset by decreases in income from joint ventures and real estate owned.
    For the three months ended December 31, 2003 compared to the three months ended December 31, 2002, other income decreased by $1,469,000. Gain on sale of loans was down $1,640,000 as the refinancing activity that had been so strong in the first three quarters declined rapidly in the fourth quarter. Offsetting this decrease in other income was a $291,000 increase in loan servicing income due to the recovery of part of the prior period impairment charges thus increasing the value of originated mortgage servicing rights.
    The originated mortgage servicing rights asset is reviewed for impairment each quarter. This asset is created when mortgage loans are sold and the lender retains the servicing rights. The servicing rights are recognized as income at the time the loan is sold and the servicing asset is also recorded. The asset is then amortized as an expense to mortgage servicing income over the life of the loan. The impairment charge is the recognition of the change in value of mortgage servicing rights that result with changes in interest rates. Mortgage servicing portfolios typically decline in value as interest rates drop and increase in value as rates rise. The reason for this decline in value is as rates drop, prepayment speeds increase causing the average life of the servicing portfolio to shorten. This reduces the amount of servicing income the Bank receives over time and thus reduces the value of the servicing portfolio. If rates rise the opposite occurs, prepayments slow, the average life of the mortgage servicing portfolio lengthens, increasing the amount of servicing income the Bank receives over time thus increasing the value of the servicing portfolio. For the quarter ended December 31, 2003 the Bank recovered impairment charges in the amount of $157,000 compared to the same period ending December 31, 2002 where the charge was $249,000. This resulted in a net gain of $406,000 over the prior year quarter. The amortization charge in the current period was $407,000 compared to $250,000 for the same period a year ago. Future impairment charges or recoveries will depend on future interest rate changes and the effect they have on pre-payment speeds, if rates continue to drop there will be more impairment charges, if rates rise the impairment charges may be recovered.

    Other Expenses

    Other operating expense for the three-month period ended December 31, 2003 increased only $69,000, over the three-month period ended December 31, 2002. For the 12-month period other expenses increased $1,943,000. As mentioned above the increases in expenses were due to costs associated with the significant loan refinancing activity in the first three quarters of the year, benefit expenses, expanded compliance and technology needs and the new branch in Indianapolis.

    Credit Quality

    Non-performing assets to total assets decreased from 0.70% at December 31, 2002 to 0.66% at December 31, 2003. Non-performing loans to total gross loans decreased from 0.71% to 0.60%, respectively, for the same periods. Non-performing assets decreased $592,000 from $6,218,000 at the end of 2002 to $5,626,000 at the end of 2003.

    Balance Sheet

    The return on average assets for the current year was 1.10%, while the return on average equity was 11.95%. In 2002 the return on average assets was 1.22% and the return on equity was 13.59%.
    The Company's assets totaled $853,328,000 as of December 31, 2003, a decrease of $33,177,000 from December 31, 2002.
    As of December 31, 2003, shareholders' equity was $84,022,000. Based on the December 31, 2003, book value of $19.48 per common share, Home Federal Bancorp stock was trading at 145% of book value. The stock price at December 31, 2003, was $28.18.
    In February 2003, the Board of Directors announced it had approved the sixth repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, or 211,699 such shares. Home Federal has to date repurchased 140,400 shares under this plan.
    Home Federal Bancorp is a bank holding company registered with the Federal Reserve, which has been authorized by the Federal Reserve to engage in activities permissible for a financial holding company. HomeFederal Bank, its principal subsidiary, is an FDIC insured state chartered commercial bank. HomeFederal Bank was founded in 1908 and offers a wide range of consumer and commercial financial services through eighteen branch offices in southeastern Indiana.

    Forward-Looking Statement

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Home Federal Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The company's ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the company's most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.


HOME FEDERAL BANCORP
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
                                                     December December
(unaudited)                                             31,      31,
                                                       2003     2002
                                                     -------- --------
ASSETS:
Cash                                                $ 22,734 $ 27,404
Interest-bearing deposits                             11,444   26,261
                                                     -------- --------
  Total cash and cash equivalents                     34,178   53,665
                                                     -------- --------

Securities available for sale at fair value
 (amortized cost $123,243 and $113,000)              123,638  114,467
Securities held to maturity (fair value $1,883 and
 $3,147)                                               1,828    3,026
Loans held for sale (fair value $6,357 and $31,055)    6,272   30,560
Loans receivable, net of allowance for loan losses
 of $7,506 and $7,172                                630,672  628,883
Investments in joint ventures                          5,501    6,710
Federal Home Loan Bank stock                           9,965    9,965
Accrued interest receivable, net                       3,733    4,289
Premises and equipment, net                           13,987   12,973
Real estate owned                                      1,739    1,472
Prepaid expenses and other assets                      9,061    8,259
Cash surrender value of life insurance                11,359   10,841
Goodwill                                               1,395    1,395
                                                     -------- --------

   TOTAL ASSETS                                     $853,328 $886,505
                                                     ======== ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits                                            $588,915 $609,358
Advances from Federal Home Loan Bank                 154,296  171,635
Senior debt                                           14,242   14,242
Other borrowings                                         624    1,867
Advance payments by borrowers for taxes and
 insurance                                                76      229
Accrued expenses and other liabilities                11,153   11,380
                                                     -------- --------
   Total liabilities                                 769,306  808,711
                                                     -------- --------

Shareholders' equity:
 No par preferred stock; Authorized:  2,000,000
  shares
  Issued and outstanding:   None
 No par common stock; Authorized:  15,000,000 shares
  Issued and outstanding:                             12,616    9,184
     4,312,805 shares at December 31, 2003
     4,228,859 shares at December 31, 2002
 Retained earnings, restricted                        71,436   68,156
Accumulated other comprehensive income, net of taxes     (30)     454
                                                     -------- --------

   Total shareholders' equity                         84,022   77,794
                                                     -------- --------

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $853,328 $886,505
                                                     ======== ========

HOME FEDERAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)                 Three Months Ended    Twelve Months Ended
                               December 31,          December 31,
                           --------------------- ---------------------
Interest income:                2003       2002       2003       2002
                           ---------- ---------- ---------- ----------
 Loans receivable         $    9,815 $   11,578 $   41,313 $   46,830
 Securities available for
  sale and held to
  maturity                       974      1,290      3,932      5,733
 Other interest income            53         95        357        437
                           ---------- ---------- ---------- ----------
Total interest income         10,842     12,963     45,602     53,000
                           ---------- ---------- ---------- ----------

Interest expense:
 Deposits                      2,793      3,663     12,204     15,513
Advances from Federal Home
 Loan Bank                     2,148      2,560      9,221     10,590
Other borrowings                 204        218        839        830
                           ---------- ---------- ---------- ----------
Total interest expense         5,145      6,441     22,264     26,933
                           ---------- ---------- ---------- ----------

Net interest income            5,697      6,522     23,338     26,067
Provision for loan losses        322        761      1,268      1,923
                           ---------- ---------- ---------- ----------
Net interest income after
 provision for loan losses     5,375      5,761     22,070     24,144
                           ---------- ---------- ---------- ----------

Other income:
 Gain on sale of loans           714      2,354      7,492      5,393
 Gain (loss) on sale of
  securities                     (87)         -        (83)         6
 Income (loss) from joint
  ventures                       148         31        668        916
 Insurance, annuity
  income, other fees             397        375      1,677      1,501
 Service fees on deposit
  accounts                       719        680      2,715      2,399
 Net gain (loss) on real
  estate owned and
  repossessed assets              18        102        197        362
 Loan servicing income,
  net of impairments             271        (20)       575        514
 Miscellaneous                   376        503      1,847      1,969
                           ---------- ---------- ---------- ----------
Total other income             2,556      4,025     15,088     13,060
                           ---------- ---------- ---------- ----------

Other expenses:
 Compensation and employee
  benefits                     3,009      2,998     12,520     11,483
 Occupancy and equipment         753        753      3,027      2,861
 Service bureau expense          245        203        957        873
 Federal insurance premium        22         25         95        100
 Marketing                       170        136        655        508
 Miscellaneous                 1,438      1,453      5,241      4,727
                           ---------- ---------- ---------- ----------
Total other expenses           5,637      5,568     22,495     20,552
                           ---------- ---------- ---------- ----------

Income before income taxes     2,294      4,218     14,663     16,652
Income tax provision             507      1,512      5,020      6,151
                           ---------- ---------- ---------- ----------
Net Income                $    1,787 $    2,706 $    9,643 $   10,501
                           ========== ========== ========== ==========

Basic earnings per common
 share                    $     0.42 $     0.63 $     2.26 $     2.41
Diluted earnings per
 common share             $     0.40 $     0.60 $     2.15 $     2.30

Basic weighted average
 number of shares          4,305,359  4,275,078  4,267,257  4,357,261
Dilutive weighted average
 number of shares          4,519,262  4,487,691  4,483,345  4,565,652
Dividends per share       $    0.188 $    0.163 $    0.700 $    0.613


                                            Three Months
Supplemental Data:                             Ended      Year to Date
(unaudited)                                 December 31,  December 31,
                                           -------------- ------------
                                             2003   2002   2003  2002
                                             ----   ----   ----  ----
Weighted average interest rate earned
    on total interest-earning assets         5.47%  6.38%  5.66% 6.60%
Weighted average cost of total
    interest-bearing liabilities             2.66%  3.23%  2.85% 3.44%
Interest rate spread during period           2.81%  3.15%  2.81% 3.16%

Net yield on interest-earning assets
   (net interest income divided by
    average interest-earning assets on
    annualized basis)                        2.88%  3.21%  2.90% 3.24%
Total interest income divided by average
    total assets (on annualized basis)       5.03%  5.87%  5.20% 6.14%
Total interest expense divided by
    average total assets (on annualized
     basis)                                  2.37%  2.90%  2.54% 3.12%
Net interest income divided by average
    total assets (on annualized basis)       2.64%  2.96%  2.66% 3.02%

Return on assets (net income divided by
    average total assets on annualized
     basis)                                  0.83%  1.23%  1.10% 1.22%
Return on equity (net income divided by
    average total equity on annualized
     basis)                                  8.62% 13.85% 11.95%13.59%


                                            December 31,
                                           --------------
                                            2003   2002
                                           ------ -------

Book value per share outstanding           $19.48 $18.40

Nonperforming Assets:
Loans: Non-accrual                         $2,499 $3,264
            Past due 90 days or more        1,130  1,166
            Restructured                      258    316
                                           --------------
Total nonperforming loans                   3,887  4,746
Real estate owned, net                      1,729  1,416
Other repossessed assets, net                  10     56
                                           --------------
Total Nonperforming Assets                 $5,626 $6,218

Nonperforming assets divided by total
 assets                                      0.66%  0.70%
Nonperforming loans divided by total loans   0.60%  0.71%

Balance in Allowance for Loan Losses       $7,506 $7,172

    CONTACT: Home Federal Bancorp
             John K. Keach, Jr., 812-373-7816
             Lawrence E. Welker, 812-523-7308